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                                                                EXHIBIT 99.19
                                                                -------------

                              CERTIFICATE OF MERGER

                                       OF

                         BERKSHIRE REALTY COMPANY, INC.

                                  WITH AND INTO

                         BERKSHIRE REALTY HOLDINGS, L.P.

       Under Section 17-211 of the Revised Uniform Limited Partnership Act
                            of the State of Delaware

         Pursuant to Section 17-211 of the Revised Uniform Limited Partnership Act of the State of Delaware (the "DRULPA"), Berkshire Realty Holdings, L.P., a Delaware limited partnership (the "Partnership"), hereby certifies to the following information relating to the merger of Berkshire Realty Company, Inc., a Delaware corporation (the "Merger Company"), with and into the Partnership (the "Merger"):

         FIRST: That the name and jurisdiction of formation/incorporation of the Partnership and the Merger Company, which are the constituent entities of the Merger (the "Constituent Entities"), are as follows:

                  NAME                        STATE OF FORMATION/INCORPORATION
             -------------                    --------------------------------
         Berkshire Realty Company, Inc.                 Delaware
         Berkshire Realty Holdings, L.P.                Delaware

         SECOND: That an Agreement and Plan of Merger, dated as of April 13, 1999 (as amended, the "Merger Agreement"), by and among the Partnership, BRI Acquisition,
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LLC and the Merger Company has been approved and executed by each of the Constituent Entities in accordance with the requirements of Section 17-211 of the DRULPA.

         THIRD: That the name of the surviving limited partnership of the Merger is Berkshire Realty Holdings, L.P. (the "Surviving Company").

         FOURTH: That the executed Merger Agreement is on file at the principal place of business of the Surviving Company. The address of the principal place of business of the Surviving Company is One Beacon Street, Suite 1500, Boston, Massachusetts 02108.

         FIFTH: That a copy of the Merger Agreement will be furnished by the Surviving Company, on request and without cost, to any partner of the Partnership or any stockholder of the Merger Company.

         IN WITNESS WHEREOF, Berkshire Realty Holdings, L.P. has caused this certificate to be signed by the undersigned duly authorized person this 15th day of October, 1999.

                               BERKSHIRE REALTY HOLDINGS, L.P.

                               By:      APTCO GEN-PAR, L.L.C.,
                                        a General Partner

                               By:      /s/ DOUGLAS S. KRUPP
                                        ----------------------------------------
                                        Name:    Douglas S. Krupp
                                        Title:   Chairman and Chief
                                                 Executive Officer